EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of May 5, 2026 (this “Agreement”), is entered into by and between

(1)	ModuLink Inc., a corporation incorporated under the laws of the State of Nevada, United States of America, whose shares are quoted on the OTCID Market under the ticker symbol “MDLK”, and having its principal place of business in Hong Kong at Unit 2, Level 6, Westin Centre, 26 Hung To Road, Kwun Tong, Hong Kong (the “Company”) and

(2)	Individual Investor (“Investor”).

RECITALS

WHEREAS, the Board of Directors (the “Board”) of the Company has authorized the issuance of shares of Series A Convertible Preferred Stock to the Investor; and

WHEREAS, on the terms and subject to the conditions set forth herein and pursuant to Rule 903(b)(3) of Regulation S, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Investor is willing to purchase from the Company, and the Company is willing to sell to the Investor, shares of Series A Convertible Preferred Stock, on the terms and conditions set forth in this Agreement.

NOW THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

1. Purchase and Sale of Preferred Stock.

(a) Issuance of the Securities. Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase [Number] Series A Convertible Preferred Stock (“Preferred Shares”), at a purchase price per share of US$80, representing an aggregate price of US$ [Amount] (such amount, the “Purchase Price”).

(b) Terms of the Preferred Shares. The terms of the Company’s offering of Preferred Shares are set forth on the “Term Sheet” attached hereto as Exhibit A and include, without limitation, rights to convert the Preferred Shares into shares of the Company’s common stock (“Common Stock”). The Preferred Shares shall have the rights, preferences, and privileges set forth in the “Preferred Share Rights of ModuLink Inc.” attached hereto as Exhibit B. The Preferred Shares and the shares of Common Stock issuable upon conversion of the Preferred Shares (such shares of Common Stock issuable upon the conversion of the Preferred Shares being the “Underlying Shares”), as the case may be, are referred to collectively as the “Securities”.

(c) Closing. The sale and purchase of the Securities shall take place remotely via the exchange of documents and signatures (the “Closing”) on the date of this Agreement, or such other time as may be mutually agreed upon by the parties (the “Closing Date”). The Company will deliver to the Investor an account statement reflecting the Investor’s Preferred Shares, against receipt by the Company of the Purchase Price from the Investor. The Preferred Shares will be registered in the Investor’s name in the Company’s records. This Agreement, Term Sheet and the Preferred Shares shall hereinafter be the “Transaction Documents”.

(i) Deliveries By the Company. On or prior to the Closing, the Company shall deliver or cause to be delivered to each Investor the following:

(A) this Agreement duly executed by the Company;

(B) an account statement evidencing the number of shares of Preferred Stock in book entry form purchased by the Investor.

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(ii) Deliveries By the Investor. On or prior to the Closing, the Investor shall deliver or cause to be delivered to the Company the following:

(A) this Agreement duly executed by the Investor;

(B) the Investor’s Purchase Price payable by wire transfer to the Company pursuant to the wire instructions provided by the Company.

(d) Use of Proceeds. In accordance with the directions of the Board, the proceeds of the sale and issuance of the Securities shall be used for the following purposes:

•	Integration of ASA Robotics Limited

•	Expansion of healthcare and robotics operations

•	Working capital

•	General corporate purposes

(e) Consent to Company Sale of Separate Series of Preferred Stock. The Investor hereby consents to the Company’s sale of a separate series of 12,500 shares of preferred stock (a “Separate Series”), convertible into Common Stock at the Conversion Price so long as the Separate Series (i) does not contain any terms, rights or privileges that are more favorable, in any material respect, as compared to the terms, rights and privileges of the Preferred Shares, and (ii) does not adversely affect the rights, preferences, privileges or restrictions of the Preferred Shares.

2. Representations and Warranties of the Company.

The Company represents and warrants to the Investor that:

(a) Due Incorporation, Qualification, etc. The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to result in: (i) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (ii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i) or (ii), a “Material Adverse Effect”). Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except where the failure to be so organized, existing and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Authority. The execution, delivery and performance by the Company of each Transaction Document to be executed by the Company and the consummation of the transactions contemplated thereby are within the corporate power and authority of the Company. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, and the consummation by it of the transactions contemplated by the Transaction Documents, have been duly authorized by the Board and the Board has duly reserved the shares of Preferred Stock to be issued in accordance with the Amended and Restated Articles of Incorporation of the Company filed with the Office of the Secretary of State of Nevada and the shares of Common Stock to be issued upon any conversion of shares of Preferred Stock into Common Stock. No other action on the part of the Company or its shareholders is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by it of the transactions contemplated by the Transaction Agreements.

(c) Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

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(d) Non-Contravention. The execution and delivery by the Company of the Transaction Documents and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s articles of incorporation, as amended, or bylaws, as amended and restated (together, the “Charter Documents”) and (ii) except, in each case, as would not be reasonably expected to have a material adverse effect on the Company (either individually or in the aggregate) (a) violate any law, judgment, order, writ, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries; (b) violate any provision of, or result in the breach, default or the acceleration of, or entitle any other Person (as defined below) to accelerate (whether after the giving of notice or lapse of time or both), any mortgage, indenture, agreement, instrument or contract to which the Company or any of its Subsidiaries is a party or by which it is bound, subject to obtaining any consents or agreements required in connection with the Transaction Documents; or (c) result in the creation or imposition of any Lien upon any property, asset or revenue of the Company or any of its Subsidiaries, or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company or any of its subsidiaries, its business or operations, or any of its assets or properties. For purposes of this Agreement, “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the equity holders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby, other than (i) such as have been obtained and remain in full force and effect.

(f) No Violation or Default. The Company is not in violation of or in default with respect to (i) any of its Charter Documents or (ii) any material law, judgment, order, writ, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries or any material mortgage, indenture, agreement, instrument or contract, subject to obtaining any consents or agreements required in connection with the Transaction Documents, to which the Company or any of its subsidiaries is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default).

(g) Intellectual Property. The Company and each of its Subsidiaries possess valid and enforceable rights to use all trademarks, logos, trade names, Internet domain names, patent rights, copyrights, trade secrets, know-how, rights in computer software and other similar intellectual property rights (together with all goodwill associated with, any registrations of, or applications for registration of any of the foregoing, collectively, “Intellectual Property Rights”) that are used in the operation of the Company and its Subsidiaries as currently conducted. All Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries (“Owned Intellectual Property”) are valid and enforceable.

(h) Accuracy of Information Furnished. None of the Transaction Documents and none of the other certificates, statements or information furnished to the Investors by or on behalf of the Company in connection with the Transaction Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) Subsidiaries. All of the direct and indirect subsidiaries of the Company (“Subsidiaries”) are listed in and covered by in the SEC Reports. Except as set forth in the SEC Reports, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any lien, charge, pledge, security interest, encumbrance, right of first refusal, pre-emptive right or other restriction (each a “Lien”), and all of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued and are fully paid, non-assessable and free of pre-emptive and similar rights to subscribe for or purchase securities.

(j) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents, and will be issued in compliance with all applicable federal and state securities laws, and such Securities will not be issued in violation of any purchase option, call option, pre-emptive right, resale right, subscription right, right of first refusal or similar right. The Preferred Shares and Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Preferred Stock sufficient for issuance of the Preferred Shares and Common Stock sufficient for issuance of the Underlying Shares. The respective rights, preferences, privileges, and restrictions of the Preferred Stock and the Common Stock are as stated in the Charter Documents. The Company is not party to any contract, and is not subject to any provision in the Charter Documents or other governing documents or resolutions of the Board that, in each case, by its terms restricts, limits, prohibits or prevents the Company from paying dividends.

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(k) Capitalization. The authorized Capital Stock of the Company consists of: (i) 6,000,000,000 shares of Common Stock, par value of US$0.001 per share and (ii) 10,000,000 shares of preferred stock, par value of US$0.001 per share to be designated by the Board of Directors. As of the close of business on April 30, 2026, 3,969,933,920 shares of Common Stock and 206,500 shares of preferred stock were issued and outstanding.

(l) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the period since the Company become a SEC reporting company in September 2025 as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act, the Exchange Act as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.

(m) Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(n) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the financial statements included within the SEC Reports through March 31, 2026 except as set forth in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its accounting principles or method of accounting, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock. The Company does not have pending before the SEC any request for confidential treatment of information. Except for and the issuance of the Securities contemplated by this Agreement or as set forth in the SEC Reports, no event, liability, fact, circumstance, occurrence or development has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that could reasonably be expected to result in a Material Adverse Effect.

(o) Litigation. Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties or assets before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). None of the Actions set forth in the SEC Reports (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or threatened, any investigation by the SEC of the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

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(p) Compliance.

(i) Neither the Company nor any Subsidiary, to the knowledge of the Company or its Subsidiaries, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties or assets is bound (whether or not such default or violation has been waived), (ii) is in material violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in material violation of any law, statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters. The Company and each of its Subsidiaries hold all material licenses, franchises, permits, certificates, approvals and authorizations from governmental authorities necessary for the lawful conduct of their respective businesses.

(ii) None of the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any directors, officers, agents, employees or affiliates of the Company or any of its Subsidiaries is currently a person with whom dealings are prohibited under, or who is a subject of, any economic or other trade sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of Commerce or the U.S. Department of State, the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions” and any such person, a “Sanctioned Person”), nor is the Company or any of its Subsidiaries located or organized in a country or territory that is the subject or target of country-wide or territory-wide Sanctions (currently, Cuba, Iran, North Korea, Syria and the Crimea, Donetsk and Luhansk regions of Ukraine) (each, a “Sanctioned Country”). The Company and its Subsidiaries have not for the past two years engaged in any dealings or transactions in violation of Sanctions.

(iii) None of the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee from corporate funds; or (C) violated or is in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. The Company and its Subsidiaries have instituted, maintained and enforced and will continue to maintain and enforce policies and procedures designed to promote compliance with all applicable anti-bribery and anti-corruption laws.

(iv) The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable anti-money laundering laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to any applicable anti-money laundering law is pending or, to the knowledge of the Company, threatened.

(q) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

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(r) Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of US$120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s) Contracts. Each contract that is material to the business of the Company and its Subsidiaries, taken as a whole (each, a “Material Contract”), and to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound is valid, binding and enforceable on the Company and any of its Subsidiaries to the extent such Person is a party thereto, as applicable, and to the knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries, and, to the knowledge of the Company, any other party thereto, is in compliance in all material respects with all Material Contracts and has performed all obligations required to be performed by it, except where such noncompliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(t) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the OTC Markets - OTCID tier. The Company has taken no action designed to, or which to the knowledge of the Company is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or ceasing the quotation of the Common Stock on the OTC Markets, nor has the Company received, as of the date of this Agreement, any notification that the SEC or OTC Markets Group Inc. is contemplating terminating such registration or quotation or otherwise.

(v) Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the markets or exchanges on which the Common Stock is listed or quoted for trading. Neither the Company nor, to the knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Preferred Stock under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of Preferred Stock under this Agreement to be integrated with other offerings by the Company.

(w) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(x) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.

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(y) Acknowledgment Regarding Investors’ Purchase of Securities. The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investors’ purchase of the Securities.

3. Representations and Warranties of the Investor. The Investor represents and warrants to the Company, severally and not jointly, as follows:

(a) Organization; Authority. The Investor is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. The Investor has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out the Investor’s obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Investor of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the investor. Each Transaction Document to which the Investor is a party has been duly executed by the Investor, and when delivered by the investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts. The execution, delivery and performance of the Transaction Documents to which the Investor is a party and the purchase of the Securities by the Investor will not (i) conflict with or result in a violation of the investor’s organizational documents, if applicable, (ii) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Investor is a party, or (iii) violate any law applicable to the Investor or by which any of the Investor’s properties or assets are bound or affected. No approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party in connection with the purchase of the Securities and the other transactions contemplated by this Agreement.

(c) Investor represents, acknowledges and agrees that:

(i)       it is not a “U.S. person” as that term is defined in Regulation S1, promulgated under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”);

(ii)       it will not be purchasing the Preferred Shares for the account or benefit of any U.S. Person; the offer was not made to Investor when it was in the United States; at the time Investor’s buy order was delivered to the Company, Investor was outside the United States; the Subscriber received and accepted this subscription and entered into this Agreement in its jurisdiction of residence; and such jurisdiction of residence is as set out on the signature page of this Agreement.

__________________________

   [1]“U.S. person” is defined under Regulation S as:

(i)	Any natural person resident in the United States;
(ii)	Any partnership or corporation organized or incorporated under the laws of the United States;
(iii)	Any estate of which any executor or administrator is a U.S. person;
(iv)	Any trust of which any trustee is a U.S. person;
(v)	Any agency or branch of a foreign entity located in the United States;
(vi)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;
(vii)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and
(viii)	Any partnership or corporation if:

(A)	Organized or incorporated under the laws of any foreign jurisdiction; and
(B)	formed by a U.S. person principally for the purpose of investing any securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Act) who are not natural persons, estates or trusts.

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(iii)       that the Preferred Shares acquired pursuant to this Agreement have not been registered under the U.S. Securities Act, and are being sold in reliance upon an exemption from registration afforded by Regulation S; and that the Preferred Shares have not been registered with any state securities commission or authority. Investor further understands that pursuant to the requirements of Regulation S, the Preferred Shares acquired herein may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S and/or pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption under the U.S. Securities Act.

(iv)       the Preferred Shares are being purchased by Investor for its own account, for investment only and not with a view toward resale or distribution thereof to any other person, and it is not participating, directly or indirectly, in any underwriting or distribution;

(v)       none of the Preferred Shares purchased by Investor shall be sold or otherwise transferred contrary to the provisions of this Subscription Agreement or any federal or state securities law, and Investor understands that unless the Preferred Shares are subsequently registered under the U.S. Securities Act, they may not in any event be sold or transferred except by a valid exemption from registration under the U.S. Securities Act;

(vi)        any and all certificates representing the Preferred Shares purchased and any and all securities issued in replacement thereof or in exchange thereof shall bear the following legend or one substantially similar thereto, which Investor has read and understands:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND THE TRANSFER THEREOF IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE ACT, PURSUANT TO REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

(vii)       the Company shall have the right to issue stop transfer instructions on its official stock records, and Investor acknowledges that the Company has informed Investor of its intention to issue such instructions:

(viii)       there is currently no trading market in the Preferred Shares of the Company, and the Company presently has no plans to register the Preferred Shares, so that there may never be a public trading market for the Preferred Shares, with consequent possible indefinite illiquidity of the Preferred Shares;

(ix)       hedging transactions involving the Preferred Shares may not be conducted unless in compliance with the U.S. Securities Act.

(x)       at no time has it been explicitly or implicitly represented, guaranteed or warranted to Investor by the Company, its management, the agents or employees of the Company or any other person: (i) that Investor will be able to transfer the Preferred Shares on any particular date; (ii) that if and when Investor may wish to transfer the Preferred Shares, such securities will be validly transferable under federal and applicable state securities laws; (iii) that Investor will realize any percentage or amount of profit, gain or other consideration as a result of any investment it has made or will make in the Company; or (iv) that Investor or other shareholders will receive any dividends or other distributions from the Company at any time;

(xi)       investment in the Preferred Shares is a long-term, speculative investment which involves a substantial risk of loss to Investor of its entire investment; that Investor takes full cognizance of and responsibility for the risks related to the purchase of the Preferred Shares; Investor has no need for liquidity with respect to its investment either now or within the foreseeable future; and Investor can bear a complete loss of its investment without undue hardship to itself;

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(xii)       Investor and its purchaser representative, if any, has been afforded an opportunity to examine such documents and obtain such information, including the Company’s financial statements concerning the Company as it may have requested, and Investor has had the opportunity to request such other information and ask questions of the officers and directors of the Company (and all information so requested has been provided) for the purpose of verifying the information furnished to it and for answering any question it may have had concerning the business, prospects and affairs of the Company;

(xiii)       Investor understands and acknowledges that any projections or financial forecasts of the Company may likely prove to be incorrect in view of the early stage of the Company’s development; and no assurance has been given to it that actual results will correspond in any meaningful way with the results contemplated by the various projections, financial forecasts or predictions; and

(xiv)       Investor has been advised to consult with its own investment adviser, attorney, and accountant regarding the Company’s prospects and legal and tax matters, concerning an investment in the Company, and has done so, to the extent it considers that to be necessary.

(d) CFIUS. The Investor is not a “foreign person,” as defined at 31 C.F.R. § 800.224, and is not otherwise controlled by a “foreign person,” as defined at 31 C.F.R. § 800.224.

(e) Anti-Money Laundering Laws. The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is in compliance with the regulations administered by the U.S. Department of the Treasury (“Treasury”) Office of Foreign Assets Control; (ii) the Investor, its parents, subsidiaries, affiliated companies, officers, directors and partners, and to the Investor’s knowledge, its members, stockholders, owners, employees, and agents, are not on the List of Specially Designated Nationals and Blocked Persons maintained by Treasury and have not been designated by Treasury as a financial institution of primary money laundering concern subject to special measures under Section 311 of the USA PATRIOT Act, Pub. L. 107-56; and (iii) to the Investor’s knowledge, the funds to be used to acquire the Securities are not derived from activities that contravene applicable anti-money laundering laws and regulations; (iv) the Investor is in compliance in all material respects with applicable anti-money laundering laws and regulations.

4. Conditions to Closing of the Investor. The Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Investor:

(a) Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made and shall be true and correct on the Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Securities.

(c) Transaction Documents. The Company shall have duly executed and delivered to the Investor this Agreement.

(d) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing.

(e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

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5. Conditions to Obligations of the Company. The Company’s obligation to issue and sell Preferred Shares to an Investor at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a) Representations and Warranties. The representations and warranties made by the Investor in Section 3 hereof shall be true and correct when made and shall be true and correct on the Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Securities.

(c) Purchase Price. The Investor shall have delivered to the Company the Purchase Price in respect of the Securities being purchased by the Investor referenced in Section 1(a) hereof.

(d) Performance. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the Closing.

(e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

6. Indemnification. The Company, on the one hand, and the Investor, on the other hand (each an “Indemnifying Party”), shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) resulting from any breach of a representation and warranty, covenant or agreement by the Indemnifying Party and all claims, charges, actions or proceedings incident to or arising out of the foregoing. Each person entitled to indemnification under this Section 6 (an “Indemnified Party”) shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Section 6 of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not release such Indemnifying Party from any liability that it may have, otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, and, if and after such assumption, the Indemnified Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary, or (ii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment. Notwithstanding anything in this Agreement to the contrary, in no event will an Investor have any liability (including damages for fraud or breach, whether willful, intentional, unintentional or otherwise (including willful breach) or monetary damages in lieu of specific performance) in the aggregate in excess of the amount of the Purchase Price with respect to that Investor.

7. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto.

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(b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada or of any other state.

(c) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d) Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, including, but not limited to any term sheet, whether written or oral, respecting the subject matter hereof.

(e) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and emailed, mailed or delivered to each party as follows:

(i) If to the Company:

ModuLink Inc.

Unit 2, Level 6, Westin Centre, 26 Hung To Road, Kwun Tong, Hong Kong

Attention: William Fu, Chief Executive Officer

Email: IR@modulinktech.com

(ii) If to an Investor, such address set forth on the signature page hereto executed by the Investor;

(iii) or such other address as may be designated in writing hereafter, in the same manner, by such person.

(iv) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective.

(h) Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i) Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first set forth above.

COMPANY:

ModuLink Inc.

By:	/s/ Wah Fu
Name:	Wah Fu
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first set forth above.

INVESTOR:

Name of Investor:

Signature of Investor:

Number of Preferred Shares to be purchased:

Purchase Price:	US$80 per Preferred Share

Email Address of Investor:

ID / Passport / Company Number of Investor:

Address for Notice to Investor:

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EXHIBIT A

TERM SHEET

THE OFFERING

Issuer	ModuLink Inc. (the “Company”, “we” or “us”)

Securities Offered	We are offering up to 12,500 shares of Series A Convertible Preferred Stock, par value of US$0.001, of the Company (each, a “Series A Preferred Share” and collectively, the “Series A Preferred Shares”) (the “Offering”).

Purchase Price and Conversion Rights

Each share of Series A Convertible Preferred Stock (the “Preferred Shares”) is being offered at a purchase price of US$80.00 per share, for aggregate gross proceeds of US$1,000,000.

The Preferred Shares shall be convertible into shares of the Company’s common stock at the option of the holder.

Conversion may occur at any time following the earlier of:

•     The date that is six (6) months from the date of issuance; or

•     The consummation of a qualified liquidity event (including, without limitation, an uplisting to a national securities exchange or a strategic transaction of the Company).

Any conversion shall be subject to compliance with applicable federal and state securities laws, including, if applicable, Rule 144 under the Securities Act of 1933, as amended.

Conversion Price	Each share of Series A Convertible Preferred Stock (a “Series A Preferred Share”) shall be convertible into shares of the Company’s Common Stock at a conversion price of US$0.004 per share (the “Conversion Price”). Based on the initial Conversion Price, each Series A Preferred Share shall be convertible into 20,000 shares of Common Stock (US$80.00 divided by US$0.004 per share), subject to adjustment as provided herein. Assuming full subscription of the offering and full conversion of all Series A Preferred Shares, up to 250,000,000 shares of Common Stock would be issuable upon conversion. The Conversion Price shall be subject to customary adjustments for stock splits, reverse stock splits, stock dividends, combinations, recapitalizations, and other similar events. In addition, the Conversion Price shall be subject to weighted-average anti-dilution adjustment in the event the Company issues additional equity securities at a price per share less than the then-effective Conversion Price, as contemplated herein.

Exhibit A - Page 1

Offering Exemption	The offering shall be conducted as a private placement pursuant to Rule 903(b)(3), promulgated pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

Use of Proceeds	Proceeds shall be used for: • Integration of ASA Robotics Limited • Expansion of healthcare and robotics operations • Working capital • General corporate purposes

Voting Rights	Preferred Shares shall vote together with common shares on an as-converted basis, except as required by law.

Dividends	• Non-cumulative • No mandatory dividend • Dividends payable only if and when declared by the Board of Directors

Anti-Dilution Provision	Weighted-average anti-dilution protection for 12 months following closing.

Transfer Restrictions	The Preferred Shares and underlying common stock.

•     Have not been registered under the Securities Act of 1933, as amended, or any State Securities Laws.

•     Shall be “restricted securities” under Rule 144;

•     May not be offered, sold, pledged, or transferred absent:

o An affective registration statement; or o An available exemption from registration

Certificates(or book-entry statements) shall bear customary restrictive legends;

Ranking	All shares of the Series A Convertible Preferred Stock shall rank.

(a) prior to the Corporation’s Common Stock and any class or series of capital stock of the Corporation hereafter created that does not expressly rank senior to or pari passu with the Series A Convertible Preferred Stock (collectively, the “Junior Securities”);

(b) pari passu with any class or series of capital stock of the Corporation hereafter created that expressly ranks pari passu with the Series A Convertible Preferred Stock, with the consent of the holders of a majority of the outstanding Series A Convertible Preferred Stock (the “Pari Passu Securities”); and

(c) junior to any class or series of capital stock of the Corporation hereafter created that expressly ranks senior to the Series A Convertible Preferred Stock, with the consent of the holders of a majority of the outstanding Series A Convertible Preferred Stock (the “Senior Securities”),

in each case with respect to distributions of assets upon liquidation, dissolution or winding up of the Corporation.

Exhibit A - Page 2

Investor Representations	Each investor shall represent and warrant in the Definitive Agreements that:

Each investor shall represent and warrant in the Definitive Agreements that:

1. The investor is not a “US Person” as defined in Rule 902 of Regulation S, will not be purchasing the Preferred Shares for the account or benefit of any U.S. Person; the offer will not made to investor when it is in the United States; at the time investors buy order is delivered to the Company, investor will be outside the United States; the investor will receive and accept this subscription and entered into this Agreement in its jurisdiction of residence; and such jurisdiction of residence.

2. The securities are being acquired for investment purposes only and not with a view to resale or distribution.

3. The investor has had access to all information deemed necessary to evaluate the investment.

4. The investor understands the securities are illiquid and speculative.

5. The investor can bear the economic risk of a total loss of the investment.

If Rule 506(c) is utilized, the Company shall take reasonable steps to verify accredited investor status.

Governing Law	This Term Sheet and any Definitive Agreements shall be governed by the laws of the State of Nevada, without regard to conflict of law principles.

Exhibit A - Page 3

EXHIBIT B

PREFERRED SHARE RIGHTS OF MODULINK INC.

1. Preferred Stock – General

Shares of Preferred Stock of the Corporation may be issued in one or more series from time to time by the Board of Directors. The Board of Directors, pursuant to the Corporation’s Articles of Incorporation and Bylaws, is expressly authorized to fix by resolution or resolutions the designations, voting powers, preferences, rights and qualifications, limitations or restrictions thereof, of the shares of each series of Preferred Stock.

Except as otherwise provided in the Articles of Incorporation or in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, shares of Preferred Stock redeemed, converted or otherwise retired by the Corporation shall resume the status of authorized but unissued Preferred Stock and may thereafter be reissued in the same manner as other authorized but unissued shares of Preferred Stock.

2. Series A Convertible Preferred Stock

2.1 Designation, Name and Amount

The Preferred Stock was originally designated on 3 October 2017 as “Preferred A Stock.”

There shall be a series of voting preferred stock of the Corporation designated as “Series A Convertible Preferred Stock,” par value US$0.001 per share.

The number of shares constituting such series shall be Five Hundred Thousand (500,000). Such number of shares may be increased or decreased by resolution of the Board of Directors, subject to applicable law.

The current issued and outstanding Preferred A Stock is 200,000 shares.

3. Dividends and Distributions

Subject to the rights of the holders of any shares of any series of preferred stock of the Corporation ranking prior and superior to the Series A Convertible Preferred Stock with respect to dividends, the holders of shares of Series A Convertible Preferred Stock, in preference to the holders of Common Stock of the Corporation and any other junior stock, shall be entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor.

4. Voting Rights

4.1 Voting Power

Each share of Series A Convertible Preferred Stock shall entitle the holder thereof to Twenty Thousand (20,000) votes on all matters submitted to a vote of the stockholders of the Corporation. Each such vote shall be equivalent to the voting rights assigned to a single share of the Common Stock of the Corporation.

Exhibit B - Page 1

4.2 Class Voting

Except as otherwise provided herein, in the Corporation’s Articles of Incorporation or as required by law, the holders of shares of Series A Convertible Preferred Stock, the holders of shares of Common Stock and the holders of shares of any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

4.3 No Additional Special Rights

Except as otherwise expressly set forth herein, in the Articles of Incorporation or as required by law, the holders of Series A Convertible Preferred Stock shall have no special voting rights, and their consent shall not be required in respect of any corporate action, except to the extent they are entitled to vote together with holders of Common Stock as provided herein.

5. Rank

All shares of the Series A Convertible Preferred Stock shall rank:

(a) prior to the Corporation’s Common Stock and any class or series of capital stock of the Corporation hereafter created that does not expressly rank senior to or pari passu with the Series A Convertible Preferred Stock (collectively, the “Junior Securities”);

(b) pari passu with any class or series of capital stock of the Corporation hereafter created that expressly ranks pari passu with the Series A Convertible Preferred Stock, with the consent of the holders of a majority of the outstanding Series A Convertible Preferred Stock (the “Pari Passu Securities”); and

(c) junior to any class or series of capital stock of the Corporation hereafter created that expressly ranks senior to the Series A Convertible Preferred Stock, with the consent of the holders of a majority of the outstanding Series A Convertible Preferred Stock (the “Senior Securities”),

in each case with respect to distributions of assets upon liquidation, dissolution or winding up of the Corporation.

6. Liquidation Preference

Shares of the Series A Convertible Preferred Stock shall not be entitled to receive any payments or distributions in the event of any liquidation, dissolution, winding up or similar event of the Corporation, unless such shares have been converted into Common Stock prior to such event.

7. Redemption

The shares of Series A Convertible Preferred Stock shall not be redeemable, whether at the option of the Corporation or the holder thereof.

8. Optional Conversion

8.1 Right of Conversion

Subject to and upon compliance with this Schedule, the holder of any shares of Series A Convertible Preferred Stock shall have the right, at such holder’s option, to convert such shares into fully paid and non-assessable shares of Common Stock of the Corporation.

Exhibit B - Page 2

8.2 Conversion Ratio

Each one (1) share of Series A Convertible Preferred Stock shall be convertible into Twenty Thousand (20,000) shares of Common Stock (a 1-for-20,000 conversion ratio), subject to adjustment for stock splits, stock dividends, combinations, reclassifications or similar recapitalization events.

9. Governing Law

This Schedule 2 and the rights attaching to the Series A Convertible Preferred Stock shall be governed by and construed in accordance with the laws of the State of Nevada.

Exhibit B - Page 3